PricewaterhouseCoopers [LOGO]
                                                    Pricewaterhouse Coopers LLP
                                                    One Post Office Square
                                                    Boston MA  02109
                                                    Telephone (617) 478 5000
                                                    Facsimile (617) 478 5900


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Trustees of Scudder Securities Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 58 to the Registration Statement of Scudder Securities Trust on Form N-1A of our report dated July 10, 1998 on our audit of the financial statements and financial highlights of Scudder Financial Services Fund, Scudder Health Care Fund, and Scudder Technology Fund, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts".


                                                  /s/PricewaterhouseCoopers LLP
September 29, 1998                                PricewaterhouseCoopers LLP